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                                                                    EXHIBIT 10.9
                              ALLONGE TO TERM NOTE

     This Allonge is affixed to, and forms a part of, that certain Term Note (the "Term Note") dated February 5, 1996 in the original principal amount of $1,500,000 made by David K. Gifford to Open Market, Inc. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Term Note.

     In consideration of OMI and the Executive agreeing to accommodate the other in respect of the potential payment date under the terms of the Term Note, and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the Executive and OMI hereby agree as follows.

     1. The Term Note is hereby amended such that the reference in the first paragraph of the Term Note to "90 days" in subclause (b)(ii), which defines, in part, the Liquidity Date, is hereby deleted and the term "365 days" is substituted therefor.
     2. Except as specifically amended hereby, the Term Note is in all respects ratified and confirmed and shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have caused this Allonge to be executed as an instrument under seal.

Dated: November 19, 1996

                         Executive:

                         /s/ David K. Gifford
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                         David K. Gifford

Accepted and agreed:
OPEN MARKET, INC.

By: /s/ Gary Eichhorn
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Name: Gary Eichhorn
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Title: CEO
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